Exhibit 10.1

CONSENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT

This CONSENT AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 6, 2025 by and among DAKTRONICS, INC., a Delaware corporation (“Company”), as a Borrower, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the other Loan Parties party thereto, the Lenders party thereto from time to time and the Administrative Agent are parties to that certain Credit Agreement dated as of May 11, 2023 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);

WHEREAS, the Company has requested that one or more Letters of Credit be issued under the Credit Agreement, which would support certain performance bonds provided in connection with contracts of the Company, each with an expiration date anticipated to be after the scheduled Maturity Date of the Credit Agreement (each a “Specified Letter of Credit” and, collectively, the “Specified Letters of Credit”), notwithstanding the requirements set forth in Section 2.06(c) of the Credit Agreement (collectively, the “Requested Consent”);

WHEREAS, the Company has requested that Administrative Agent and the Lenders agree to amend the Credit Agreement in certain respects as more particularly set forth herein; and

WHEREAS, Administrative Agent, the Lenders and the Issuing Bank have agreed to consent to the Requested Consent and amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Consent to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below, and in reliance on the representations set forth in Section 6 below, the Administrative Agent, the Lenders and the Issuing Bank hereby consent to the Requested Consent; provided, that, without limiting anything contained in the Credit Agreement, no later than ninety-one (91) days prior to the Maturity Date, the Borrowers shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “Specified LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure of the Specified Letters of Credit as of such date plus accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Specified LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the Specified LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Specified LC Collateral Account. Moneys in the Specified LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements in respect of any Specified Letter of Credit for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure in respect of the Specified Letters of Credit at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50.0% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral in accordance with the foregoing, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days following any extension of the scheduled Maturity Date (to the extent such Maturity Date is extended by the Administrative Agent, the Lenders and the Issuing Bank in their sole discretion, it being expressly understood and agreed that none of the Administrative Agent, any Lender nor the Issuing Bank has agreed to any such extension, and nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of the Administrative Agent, any Lender or the Issuing Bank to extend the Maturity Date under the Credit Agreement at any time). The foregoing is a limited consent and, except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver or consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Document. In addition, nothing contained in the foregoing shall be construed or deemed to establish a course of conduct or course of dealing.

2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below, and in reliance on the representations set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to the following new defined term in its appropriate alphabetical order:

“Delayed Draw Term Loan Maturity Date” means the earlier of (i) May 11, 2026, and (ii) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(b) Section 1.01 of the Credit Agreement is hereby amended to amend and restate the defined term “Maturity Date” in its entirety as follows:

“Maturity Date” means the earliest of (i) November 30, 2026, (ii) unless otherwise agreed in writing by the Administrative Agent (with consent of all Lenders), the date that is six (6) month prior to the scheduled maturity date of the Term Loan Debt and (iii) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(c) Section 2.10(c) of the Credit Agreement is hereby amended to amend and restate the last sentence thereof in its entirety as follows:

To the extent not previously paid, all unpaid Delayed Draw Term Loans shall be paid in full in cash by the Borrowers on the Delayed Draw Term Loan Maturity Date.

3. Continuing Effect. Except as expressly set forth in Sections 1 and 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that this Amendment, the Credit Agreement, and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby acknowledges and agrees that, except as expressly set forth herein, (a) this Amendment in no way acts as a release, termination, discharge or relinquishment of any Lien or security interest of any Agent on any Collateral, and (b) all Liens and other security interests securing payment of the Secured Obligations are hereby ratified, confirmed and continued by such Loan Party in all respects. Each Loan Guarantor hereby approves of and consents to this Amendment, agrees that its obligations under the Loan Guaranty shall not be diminished as a result of the execution of this Amendment, and confirms that the Loan Guaranty is in full force and effect.

5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) Administrative Agent’s receipt of a fully executed copy of this Amendment executed by Company, each other Loan Party, each Lender and the Issuing Bank;

(b) Administrative Agent’s receipt of the resolutions of Borrower’s Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment; and

(c) no Default or Event of Default shall have occurred and be continuing both immediately before and after giving effect to this Amendment.

Administrative Agent shall notify the Company and the Lenders party hereto of the effectiveness of this Amendment, and such notice shall be conclusive and binding.

6. Representations and Warranties. To induce Administrative Agent and the Lenders to enter into this Amendment, each Borrower and each Loan Party represents and warrants to Administrative Agent and the Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or other legal entity action on the part of each Borrower and each other Loan Party, and has been duly executed and delivered by each such Borrower and each such other Loan Party;

(b) this Amendment constitutes the legal, valid and binding obligation of each Borrower and each other Loan Party and is enforceable against each such Borrower and each such other Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;

(c) each of the representations and warranties of each Borrower and each other Loan Party set forth in the Credit Agreement or in any other Loan Document are true and correct in all material respects with the same force and effect as if each of such representations and warranties had been made by each such Borrower and each other Loan Party on the date hereof (except that (i) any such representation or warranty which relates to a specified prior date, shall be true and correct in all material respects as of such prior date and (ii) any such representation or warranty that is subject to a materiality qualifier shall be true and correct in all respects); and

(d) both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

7. Cost and Expenses. Each Borrower agrees to pay promptly after receipt of written demand therefor from Administrative Agent all outstanding fees, costs and expenses of Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of the Credit Agreement and each other Loan Document, including without limitation this Amendment, and all other instruments or documents provided for therein or herein or delivered or to be delivered hereunder or thereunder in connection herewith or therewith, in each case to the extent required by Section 9.03 of the Credit Agreement.

8. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9. References. This Amendment constitutes a “Loan Document” under the Credit Agreement. Any reference to the Credit Agreement contained in any document, instrument or Loan Document executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Receipt by telecopy or electronic mail of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

11. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

12. Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois, but giving effect to federal laws applicable to national banks. Each party hereto hereby acknowledges and agrees that the provisions of Section 9.09 and 9.10 of the Credit Agreement apply to this Amendment and are incorporated herein by this reference, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

DAKTRONICS, INC., as a Borrower

By	/s/ Howard Atkins
Name:	Howard Atkins
Title:	CFO

OTHER LOAN PARTIES:

DAKTRONICS INSTALLATION, INC.

By	/s/ Howard Atkins
Name:	Howard Atkins
Title:	CFO

Signature Page to Consent and Amendment No. 4 to Credit Agreement

AGENTS AND LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and as a Lender

By:	/s/ Zachary Borta
Name:	Zachary Borta
Title:	Authorized Officer

Signature Page to Consent and Amendment No. 4 to Credit Agreement